                                                              EXHIBIT 10.139

[LOGO]                       SILICON VALLEY BANK

                         LOAN AND SECURITY AGREEMENT


BORROWER:                ALPHA MICROSYSTEMS
ADDRESS:                 2722 SOUTH FAIRVIEW STREET
                         SANTA ANA, CALIFORNIA  92704

DATE:                    JULY 10, 1995


THIS LOAN AND SECURITY AGREEMENT is entered into on the above date between SILICON VALLEY BANK ("Silicon"), whose address is 3000 Lakeside Drive, Santa Clara, California 95054-2895 and the borrower named above (the "Borrower"), whose chief executive office is located at the above address ("Borrower's Address").

1.    LOANS.

 1.1 LOANS. Silicon, in its reasonable discretion, will make loans to the Borrower (the "Loans") in amounts determined by Silicon in its reasonable discretion up to the amount (the "Credit Limit") shown on the Schedule to this Agreement (the "Schedule"), provided no Event of Default and no event which, with notice or passage of time or both, would constitute an Event of Default has occurred. The Borrower is responsible for monitoring the total amount of Loans and other Obligations outstanding from time to time, and Borrower shall not permit the same, at any time, to exceed the Credit Limit. If at any time the total of all outstanding Loans and all other Obligations exceeds the Credit Limit, the Borrower shall immediately pay the amount of the excess to Silicon, without notice or demand.

 1.2 INTEREST. All Loans and all other monetary Obligations shall bear interest at the rate shown on the Schedule hereto. Interest shall be payable monthly, on the due date shown on the monthly billing from Silicon to the Borrower. Silicon may, in its discretion, charge interest to Borrower's deposit accounts maintained with Silicon.

 1.3 FEES. The Borrower shall pay to Silicon a loan origination fee in the amount shown on the Schedule hereto concurrently herewith. This fee is in addition to all interest and other sums payable to Silicon and is not refundable.

2.    GRANT OF SECURITY INTEREST.

 2.1 OBLIGATIONS. The term "Obligations" as used in this Agreement means the following: the obligation to pay all Loans and all interest thereon when due, and to pay and perform when due all other present and future indebtedness, liabilities, obligations, guarantees, covenants, agreements, warranties and representations of the Borrower to Silicon, whether joint or several, monetary or non-monetary, and whether created pursuant to this Agreement or any other present or future agreement or otherwise. Silicon may, in its discretion, require that Borrower pay monetary Obligations in cash to Silicon, or charge them to Borrower's Loan account, in which event they will bear interest at the same rate applicable to the Loans. Silicon may also, in its discretion, charge any monetary Obligations to Borrower's deposit accounts maintained with Silicon.

 2.2 COLLATERAL. As security for all Obligations, the Borrower hereby grants Silicon a continuing security interest in all of the Borrower's interest in the types of property described below, whether now owned or hereafter acquired, and wherever located (collectively, the "Collateral"): (a) All accounts, contract rights, chattel paper, letters of credit, documents, securities, money, and instruments, and all other obligations now or in the future owing to the Borrower; (b) All inventory, goods, merchandise, materials, raw materials, work in process, finished goods, farm products, advertising, packaging and shipping materials, supplies, and all other tangible personal property which is held for sale or lease or furnished under contracts of service or consumed in the Borrower's business, and all warehouse receipts and other documents; and (c) All equipment, including without limitation all machinery, fixtures, trade fixtures, vehicles, furnishings, furniture, materials, tools, machine tools, office equipment, computers and peripheral devices, appliances, apparatus, parts, dies, and jigs; (d) All general intangibles including, but not limited to, deposit accounts, goodwill, names, trade names, trademarks and the goodwill of the business symbolized thereby, trade secrets, drawings, blueprints, customer lists, patents, patent applications, copyrights, security deposits, loan commitment fees, federal, state and

SILICON VALLEY BANK                                LOAN AND SECURITY AGREEMENT


local tax refunds and claims, all rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against Silicon, all rights to purchase or sell real or personal property, all rights as a licensor or licensee of any kind, all royalties, licenses, processes, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation credit, liability, property and other insurance), and all other rights, privileges and franchises of every kind; (e) All books and records, whether stored on computers or otherwise maintained; and (f) All substitutions, additions and accessions to any of the foregoing, and all products, proceeds and insurance proceeds of the foregoing, and all guaranties of and security for the foregoing; and all books and records relating to any of the foregoing. Silicon's security interest in any present or future technology (including patents, trade secrets, and other technology) shall be subject to any licenses or rights now or in the future granted by the Borrower to any third parties in the ordinary course of Borrower's business; provided that if the Borrower proposes to sell, license or grant any other rights with respect to any technology in a transaction that, in substance, conveys a major part of the economic value of that technology, Silicon shall first be requested to release its security interest in the same, and Silicon may withhold such release in its discretion.

3.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER.

 The Borrower represents and warrants to Silicon as follows, and the Borrower covenants that the following representations will continue to be true, and that the Borrower will comply with all of the following covenants:

 3.1 CORPORATE EXISTENCE AND AUTHORITY. The Borrower, if a corporation, is and will continue to be, duly authorized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a material adverse effect on the Borrower. The execution, delivery and performance by the Borrower of this Agreement, and all other documents contemplated hereby have been duly and validly authorized, are enforceable against the Borrower in accordance with their terms, and do not violate any law or any provision of, and are not grounds for acceleration under, any agreement or instrument which is binding upon the Borrower.

 3.2 NAME; TRADE NAMES AND STYLES. The name of the Borrower set forth in the heading to this Agreement is its correct name. Listed on the Schedule hereto are all prior names of the Borrower and all of Borrower's present and prior trade names. The Borrower shall give Silicon 15 days' prior written notice before changing its name or doing business under any other name. The Borrower has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name.

 3.3 PLACE OF BUSINESS; LOCATION OF COLLATERAL. The address set forth in the heading to this Agreement is the Borrower's chief executive office. In addition, the Borrower has places of business and Collateral is located only at the locations set forth on the Schedule to this Agreement. The Borrower will give Silicon at least 15 days prior written notice before changing its chief executive office or locating the Collateral at any other location.

 3.4 TITLE TO COLLATERAL; PERMITTED LIENS. The Borrower is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of equipment which are leased by the Borrower. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for the following ("Permitted Liens"):
(i) purchase money security interests in specific items of equipment; (ii) leases of specific items of equipment; (iii) liens for taxes not yet payable;
(iv) additional security interests and liens consented to in writing by Silicon in its reasonable discretion, which consent shall not be unreasonably withheld; and (v) security interests being terminated substantially concurrently with this Agreement. Silicon will have the right to require, as a condition to its consent under subparagraph (iv) above, that the holder of the additional security interest or lien sign an intercreditor agreement on Silicon's then standard form, acknowledge that the security interest is subordinate to the security interest in favor of Silicon, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that the Borrower agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement. Silicon now has, and will continue to have, a perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and the Borrower will at all times defend Silicon and the Collateral against all claims of others. None of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture.

 3.5 MAINTENANCE OF COLLATERAL. The Borrower will maintain the Collateral in good working condition, and the Borrower will not use the Collateral for any unlawful purpose. The Borrower will immediately advise Silicon in writing of any material loss or damage to the Collateral.

 3.6 BOOKS AND RECORDS. The Borrower has maintained and will maintain at the Borrower's Address complete and accurate books and records, comprising an accounting system in accordance with generally accepted accounting principles.

 3.7 FINANCIAL CONDITION AND STATEMENTS. All financial statements now or in the future delivered to Silicon have been, and will be, prepared in conformity with generally accepted accounting principles and now and in the future will completely and accurately reflect the financial condition of the Borrower, at the times and for the periods therein stated. Since the last date covered by any such statement, there has been no material adverse change in the

SILICON VALLEY BANK                                  LOAN AND SECURITY AGREEMENT



financial condition or business of the Borrower. The Borrower is now and will continue to be solvent. The Borrower will provide Silicon: (i) within 30 days after the end of each month, a monthly financial statement prepared by the Borrower, and a Compliance Certificate in such form as Silicon shall reasonably specify, signed by the Chief Financial Officer of the Borrower, certifying that as of the end of such month the Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth on the Schedule and such other information as Silicon shall reasonably request; and (ii) * [and (ii) within 120 days following the end of the Borrower's fiscal year, complete annual financial statements, certified by independent certified public accountants acceptable to Silicon.]

 * (II) WITHIN 5 DAYS AFTER THE EARLIER OF THE DATE THE REPORT 10-Q IS FILED OR IS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, SUCH 10-Q REPORT, A QUARTERLY FINANCIAL STATEMENT PREPARED BY THE BORROWER, AND A COMPLIANCE CERTIFICATE, SIGNED BY THE CHIEF FINANCIAL OFFICER OF THE BORROWER, CERTIFYING THAT THROUGHOUT SUCH PERIOD THE BORROWER WAS IN FULL COMPLIANCE WITH ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT, AND SETTING FORTH CALCULATIONS SHOWING COMPLIANCE WITH THE FINANCIAL COVENANTS SET FORTH ON THE SCHEDULE AND SUCH OTHER INFORMATION AS SILICON SHALL REASONABLY REQUEST; AND
(III) WITHIN 5 DAYS AFTER THE EARLIER OF THE DATE THE REPORT 10-K IS FILED OR IS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, SUCH 10-K REPORT, COMPLETE ANNUAL FINANCIAL STATEMENTS, CERTIFIED BY INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS ACCEPTABLE TO SILICON, AND A COMPLIANCE CERTIFICATE FOR THE PERIOD THEN ENDED, SIGNED BY THE CHIEF FINANCIAL OFFICER OF THE BORROWER, CERTIFYING THAT THROUGHOUT SUCH PERIOD THE BORROWER WAS IN FULL COMPLIANCE WITH ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT, AND SETTING FORTH CALCULATIONS SHOWING COMPLIANCE WITH THE FINANCIAL COVENANTS SET FORTH ON THE SCHEDULE AND SUCH OTHER INFORMATION AS SILICON SHALL REASONABLY REQUEST.

 3.8 TAX RETURNS AND PAYMENTS; PENSION CONTRIBUTIONS. The Borrower has timely filed, and will timely file, all tax returns and reports required by foreign, federal, state and local law, and the Borrower has timely paid, and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by the Borrower. The Borrower may, however, defer payment of any contested taxes, provided that the Borrower (i) in good faith contests the Borrower's obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies Silicon in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral. The Borrower is unaware of any claims or adjustments proposed for any of the Borrower's prior tax years which could result in additional taxes becoming due and payable by the Borrower. The Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and the Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could result in any liability of the Borrower, including, without limitation, any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

 3.9 COMPLIANCE WITH LAW. The Borrower has complied, and will comply, in all material respects, with all provisions of all foreign, federal, state and local laws and regulations relating to the Borrower, including, but not limited to, those relating to the Borrower's ownership of real or personal property, conduct and licensing of the Borrower's business, and environmental matters.

 3.10 LITIGATION. Except as disclosed in the Schedule, there is no claim, suit, litigation, proceeding or investigation pending or (to best of the Borrower's knowledge) threatened by or against or affecting the Borrower in any court or before any governmental agency (or any basis therefor known to the Borrower) which may result, either separately or in the aggregate, in any material adverse change in the financial condition or business of the Borrower, or in any material impairment in the ability of the Borrower to carry on its business in substantially the same manner as it is now being conducted. The Borrower will promptly inform Silicon in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against the Borrower involving amounts in excess of $250,000.

 3.11 USE OF PROCEEDS. All proceeds of all Loans shall be used solely for lawful business purposes.

4.  ADDITIONAL DUTIES OF THE BORROWER.

 4.1 FINANCIAL AND OTHER COVENANTS. The Borrower shall at all times comply with the financial and other covenants set forth in the Schedule to this Agreement.

 4.2 OVERADVANCE; PROCEEDS OF ACCOUNTS. If for any reason the total of all outstanding Loans and all other Obligations exceeds the Credit Limit, without limiting Silicon's other remedies, and whether or not Silicon declares an Event of Default, Borrower shall remit to Silicon all checks and other proceeds of Borrower's accounts and general intangibles, in the same form as received by Borrower, within one day after Borrower's receipt of the same, to be applied to the Obligations in such order as Silicon shall determine in its discretion.

 4.3 INSURANCE. The Borrower shall, at all times insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to Silicon, in such form and amounts as Silicon may reasonably require. All such insurance policies shall name Silicon as an additional loss payee, and shall contain a lenders loss payee endorsement in form reasonably acceptable to Silicon. Upon receipt of the proceeds of any such insurance, Silicon shall apply such proceeds in

SILICON VALLEY BANK                                  LOAN AND SECURITY AGREEMENT


reduction of the Obligations as Silicon shall determine in its sole and absolute discretion, except that, provided no Event of Default has occurred, Silicon shall release to the Borrower insurance proceeds with respect to equipment totaling less than $100,000, which shall be utilized by the Borrower for the replacement of the equipment with respect to which the insurance proceeds were paid. Silicon may require reasonable assurance that the insurance proceeds so released will be so used. If the Borrower fails to provide or pay for any insurance, Silicon may, but is not obligated to, obtain the same at the Borrower's expense. The Borrower shall promptly deliver to Silicon copies of all reports made to insurance companies.

 4.4 REPORTS. The Borrower shall provide Silicon with such written reports with respect to the Borrower (including without limitation budgets, sales projections, operating plans and other financial documentation), as Silicon shall from time to time reasonably specify *.

 * , WHICH REPORTS, IF BORROWER INFORMS SILICON ARE CONFIDENTIAL, SILICON SHALL MAINTAIN AS SUCH IN ACCORDANCE WITH THE CONFIDENTIALITY PROVISION (AS DEFINED IN SECTION 4.5)

 4.5 ACCESS TO COLLATERAL, BOOKS AND RECORDS. At all reasonable times, and upon one business day notice, Silicon, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy the Borrower's accounting books and records and Borrower's books and records relating to the Collateral. Silicon shall take reasonable steps to keep confidential all information obtained in any such inspection or audit, but Silicon shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process *. The foregoing audits shall be at Silicon's expense, except that the Borrower shall reimburse Silicon for its reasonable out of pocket costs for semi-annual accounts receivable audits by third parties retained by Silicon, and Silicon may debit Borrower's deposit accounts with Silicon for the cost of such semi-annual accounts receivable audits (in which event Silicon shall send notification thereof to the Borrower) **. Notwithstanding the foregoing, after the occurrence of an Event of Default all audits shall be at the Borrower's expense.

 *  (THE "CONFIDENTIALITY PROVISION")

 ** , WITH THE UNDERSTANDING THAT COST ASSOCIATED WITH THE FIRST SUCH AUDIT WILL NOT EXCEED $2,500, AND THE COST ASSOCIATED WITH SUBSEQUENT AUDITS WILL NOT EXCEED $1,800 PER AUDIT

 4.6 NEGATIVE COVENANTS. Except as may be permitted in the Schedule hereto, the Borrower shall not, without Silicon's prior written consent, do any of the following: (i) merge or consolidate with another corporation, except that the Borrower may merge or consolidate with another corporation if the Borrower is the surviving corporation in the merger and the aggregate value of the assets acquired in the merger do not exceed 25% of Borrower's Tangible Net Worth (as defined in the Schedule) as of the end of the month prior to the effective date of the merger, and the assets of the corporation acquired in the merger are not subject to any liens or encumbrances, except Permitted Liens; (ii) acquire any assets outside the ordinary course of business for an aggregate purchase price exceeding 25% of Borrower's Tangible Net Worth (as defined in the Schedule) as of the end of the month prior to the effective date of the acquisition; (iii) enter into any other transaction outside the ordinary course of business (except as permitted by the other provisions of this Section); (iv) sell or transfer any Collateral, except for the sale of finished inventory in the ordinary course of the Borrower's business, and except for the sale of obsolete or unneeded equipment * in the ordinary course of business; (v) make any loans of any money or any other assets; (vi) incur any debts, outside the ordinary course of business, which would have a material, adverse effect on the Borrower or on the prospect of repayment of the Obligations; (vii) guarantee or otherwise become liable with respect to the obligations of another party or entity; (viii) pay or declare any dividends on the Borrower's stock (except for dividends payable solely in stock of the Borrower); (ix) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of the Borrower's stock; (x) make any change in the Borrower's capital structure which has a material adverse effect on the Borrower or on the prospect of repayment of the Obligations; or (xi) dissolve or elect to dissolve. Transactions permitted by the foregoing provisions of this Section are only permitted if no Event of Default and no event which (with notice or passage of time or both) would constitute an Event of Default would occur as a result of such transaction.

 * OR SOFTWARE

 4.7 LITIGATION COOPERATION. Should any third-party suit or proceeding be instituted by or against Silicon with respect to any Collateral or in any manner relating to the Borrower, the Borrower shall, without expense to Silicon, make available the Borrower and its officers, employees and agents and the Borrower's books and records to the extent that Silicon may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

 4.8 VERIFICATION. Silicon may, from time to time, following prior notification to Borrower, verify directly with the respective account debtors the validity, amount and other matters relating to the Borrower's accounts, by means of mail, telephone or otherwise, either in the name of the Borrower or Silicon or such other name as Silicon may reasonably choose, provided that no prior notification to Borrower shall be required following an Event of Default.

 4.9 EXECUTE ADDITIONAL DOCUMENTATION. The Borrower agrees, at its expense, on request by Silicon, to execute all documents in form satisfactory to Silicon, as Silicon, may deem reasonably necessary or useful in order to perfect and maintain Silicon's perfected security interest in the Collateral, and in order to fully consummate all of the transactions contemplated by this Agreement.

SILICON VALLEY BANK                                  LOAN AND SECURITY AGREEMENT



5.    TERM.

 5.1 MATURITY DATE. This Agreement shall continue in effect until the maturity date set forth on the Schedule hereto (the "Maturity Date").

 5.2 EARLY TERMINATION. This Agreement may be terminated, without penalty, prior to the Maturity Date as follows: (i) by the Borrower, effective three business days after written notice of termination is given to Silicon; or (ii) by Silicon at any time after the occurrence of an Event of Default, without notice, effective immediately.

 5.3 PAYMENT OF OBLIGATIONS. On the Maturity Date or on any earlier effective date of termination, the Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Without limiting the generality of the foregoing, if on the Maturity Date, or on any earlier effective date of termination, there are any outstanding letters of credit issued by Silicon or issued by another institution based upon an application, guarantee, indemnity or similar agreement on the part of Silicon, then on such date Borrower shall provide to Silicon cash collateral in an amount equal to the face amount of all such letters of credit plus all interest, fees and cost due or to become due in connection therewith, to secure all of the Obligations relating to said letters of credit, pursuant to Silicon's then standard form cash pledge agreement. Notwithstanding any termination of this Agreement, all of Silicon's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that, without limiting the fact that Loans are subject to the reasonable discretion of Silicon, Silicon may, in its sole discretion, refuse to make any further Loans after termination. No termination shall in any way affect or impair any right or remedy of Silicon, nor shall any such termination relieve the Borrower of any Obligation to Silicon, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations, Silicon shall promptly deliver to the Borrower termination statements, requests for reconveyances and such other documents as may be required to fully terminate any of Silicon's security interests.

6.   EVENTS OF DEFAULT AND REMEDIES.

 6.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and the Borrower shall give Silicon immediate written notice thereof: (a) Any warranty, representation, statement, report or certificate made or delivered to Silicon by the Borrower or any of the Borrower's officers, employees or agents, now or in the future, shall be untrue or misleading in any material respect; or (b) the Borrower shall fail to pay when due any Loan or any interest thereon or any other monetary Obligation; or (c) the total Loans and other Obligations outstanding at any time exceed the Credit Limit; or (d) the Borrower shall fail to comply with any of the financial covenants set forth in the Schedule or shall fail to perform any other non-monetary Obligation which by its nature cannot be cured; or (e) the Borrower shall fail to pay or perform any other non-monetary Obligation, which failure is not cured within [5 business] * days after the date due; or (f) Any levy, assessment, attachment, seizure, lien or encumbrance is made on all or any part of the Collateral which is not cured within [10] * days after the occurrence of the same; or (g) Dissolution, termination of existence, insolvency or business failure of the Borrower; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by the Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (h) the commencement of any proceeding against the Borrower or any guarantor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 30 days after the date commenced; (i) revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations or any attempt to do any of the foregoing; or commencement of proceedings by any guarantor of any of the Obligations under any bankruptcy or insolvency law; or (j) revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset of any kind pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing; or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; or (k) the Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations other than as permitted in the applicable subordination agreement or if any person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement; or (l) there shall be a change in the record or beneficial ownership of an aggregate of more than [20%] ** of the outstanding shares of stock of the Borrower, in one or more transactions, compared to the ownership of outstanding shares of stock of the Borrower in effect on the date hereof, without the prior written consent of Silicon; or (m) the Borrower shall generally not pay its debts as they become due; or the Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law. Silicon may cease making any Loans hereunder during any of the above cure periods, and thereafter if an Event of Default has occurred.

 * 30

 ** 30%

 6.2 REMEDIES. Upon the occurrence of any Event of Default, and at any time thereafter, Silicon, at its option,

SILICON VALLEY BANK                                 LOAN AND SECURITY AGREEMENT


and without notice or demand of any kind (all of which are hereby expressly waived by the Borrower), may do any one or more of the following: (a) Cease making Loans or otherwise extending credit to the Borrower under this Agreement or any other document or agreement; (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose the Borrower hereby authorizes Silicon without judicial process to enter onto any of the Borrower's premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof without charge for so long as Silicon deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Silicon seek to take possession of any or all of the Collateral by Court process, the Borrower hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that Silicon retain possession of and not dispose of any such Collateral until after trial or final judgment; (d) Require the Borrower to assemble any or all of the Collateral and make it available to Silicon at places designated by Silicon which are reasonably convenient to Silicon and the Borrower, and to remove the Collateral to such locations as Silicon may deem advisable; (e) Require Borrower to deliver to Silicon, in kind, all checks and other payments received with respect to all accounts and general intangibles, together with any necessary indorsements, within one day after the date received by the Borrower; (f) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Silicon shall have the right to use the Borrower's premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge; (g) Sell, lease or otherwise dispose of any of the Collateral in its condition at the time Silicon obtains possession of it or after further manufacturing, processing or repair, at any one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Silicon shall have the right to conduct such disposition on the Borrower's premises without charge, for such time or times as Silicon deems reasonable, or on Silicon's premises, or elsewhere and the Collateral need not be located at the place of disposition. Silicon may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve the Borrower of any liability the Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale; (h) Demand payment of, and collect any accounts and general intangibles comprising Collateral and, in connection therewith, the Borrower irrevocably authorizes Silicon to endorse or sign the Borrower's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to the Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in Silicon's sole discretion, to grant extensions of time to pay, compromise claims and settle accounts and the like for less than face value; (i) Offset against any sums in any of Borrower's general, special or other deposit accounts with Silicon; and (j) Demand and receive possession of any of the Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto. All reasonable attorneys' fees, expenses, costs, liabilities and obligations incurred by Silicon with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. Without limiting any of Silicon's rights and remedies, from and after the occurrence of any Event of Default, the interest rate applicable to the Obligations shall be increased by an additional four percent per annum.

 6.3 STANDARDS FOR DETERMINING COMMERCIAL REASONABLENESS. The Borrower and Silicon agree that a sale or other disposition (collectively, "sale") of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable: (i) Notice of the sale is given to the Borrower at least seven days prior to the sale, and, in the case of a public sale, notice of the sale is published at least seven days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (ii) Notice of the sale describes the collateral in general, non-specific terms; (iii) The sale is conducted at a place designated by Silicon, with or without the Collateral being present; (iv) The sale commences at any time between 8:00 a.m. and 6:00 p.m; (v) Payment of the purchase price in cash or by cashier's check or wire transfer is required; (vi) With respect to any sale of any of the Collateral, Silicon may (but is not obligated to) direct any prospective purchaser to ascertain directly from the Borrower any and all information concerning the same. Silicon may employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

 6.4 POWER OF ATTORNEY. Upon the occurrence of any Event of Default, without limiting Silicon's other rights and remedies, the Borrower grants to Silicon an irrevocable power of attorney coupled with an interest, authorizing and permitting Silicon (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to the Borrower, and at the Borrower's expense, to do any or all of the following, in the Borrower's name or otherwise: (a) Execute on behalf of the Borrower any documents that Silicon may, in its sole and absolute discretion, deem advisable in order to perfect and maintain Silicon's security

SILICON VALLEY BANK                                 LOAN AND SECURITY AGREEMENT


interest in the Collateral, or in order to exercise a right of the Borrower or Silicon, or in order to fully consummate all the transactions contemplated under this Agreement, and all other present and future agreements; (b) Execute on behalf of the Borrower any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property which is part of Silicon's Collateral or in which Silicon has an interest; (c) Execute on behalf of the Borrower, any invoices relating to any account, any draft against any account debtor and any notice to any account debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien; (d) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of the Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into Silicon's possession; (e) Endorse all checks and other forms of remittances received by Silicon; (f) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) Grant extensions of time to pay, compromise claims and settle accounts and general intangibles for less than face value and execute all releases and other documents in connection therewith; (h) Pay any sums required on account of the Borrower's taxes or to secure the release of any liens therefor, or both; (i) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (j) Instruct any third party having custody or control of any books or records belonging to, or relating to, the Borrower to give Silicon the same rights of access and other rights with respect thereto as Silicon has under this Agreement; and (k) Take any action or pay any sum required of the Borrower pursuant to this Agreement and any other present or future agreements. Silicon shall exercise the foregoing powers in a commercially reasonable manner. Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Silicon with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. In no event shall Silicon's rights under the foregoing power of attorney or any of Silicon's other rights under this Agreement be deemed to indicate that Silicon is in control of the business, management or properties of the Borrower.

 6.5 APPLICATION OF PROCEEDS. All proceeds realized as the result of any sale of the Collateral shall be applied by Silicon first to the costs, expenses, liabilities, obligations and attorneys' fees incurred by Silicon in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as Silicon shall determine in its sole discretion. Any surplus shall be paid to the Borrower or other persons legally entitled thereto; the Borrower shall remain liable to Silicon for any deficiency. If, Silicon, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale or other disposition of Collateral, Silicon shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by Silicon of the cash therefor.

 6.6 REMEDIES CUMULATIVE. In addition to the rights and remedies set forth in this Agreement, Silicon shall have all the other rights and remedies accorded a secured party under the California Uniform Commercial Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Silicon and the Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Silicon of one or more of its rights or remedies shall not be deemed an election, nor bar Silicon from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Silicon to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

7.    GENERAL PROVISIONS.

 7.1 NOTICES. All notices to be given under this Agreement shall be in writing and shall be given either personally or by regular first-class mail, or certified mail return receipt requested, addressed to Silicon or the Borrower at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered to the Borrower or to Silicon, or at the expiration of two business days following the deposit thereof in the United States mail, with postage prepaid.

 7.2 SEVERABILITY. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

 7.3 INTEGRATION. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between the Borrower and Silicon and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith.

 7.4 WAIVERS. The failure of Silicon at any time or times to require the Borrower to strictly comply with any of the provisions of this Agreement or any other present or future

SILICON VALLEY BANK                                LOAN AND SECURITY AGREEMENT


agreement between the Borrower and Silicon shall not waive or diminish any right of Silicon later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto. None of the provisions of this Agreement or any other agreement now or in the future executed by the Borrower and delivered to Silicon shall be deemed to have been waived by any act or knowledge of Silicon or its agents or employees, but only by a specific written waiver signed by an officer of Silicon and delivered to the Borrower. The Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, general intangible, document or guaranty at any time held by Silicon on which the Borrower is or may in any way be liable, and notice of any action taken by Silicon, unless expressly required by this Agreement.

 7.5 NO LIABILITY FOR ORDINARY NEGLIGENCE. Neither Silicon, nor any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Silicon shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by the Borrower or any other party through the ordinary negligence of Silicon, or any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Silicon.

 7.6 AMENDMENT. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by the Borrower and a duly authorized officer of Silicon.

 7.7 TIME OF ESSENCE. Time is of the essence in the performance by the Borrower of each and every obligation under this Agreement.

 7.8 ATTORNEYS FEES AND COSTS. The Borrower shall reimburse Silicon for all reasonable attorneys' fees and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by Silicon, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys' fees and costs Silicon incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this Agreement; obtain legal advice in connection with this Agreement; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, account debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of the Borrower's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce Silicon's security interest in, the Collateral; and otherwise represent Silicon in any litigation relating to the Borrower. In satisfying Borrower's obligation hereunder to reimburse Silicon for attorneys fees, Borrower may, for convenience, issue checks directly to Silicon's attorneys, Levy, Small & Lallas, but Borrower acknowledges and agrees that Levy, Small & Lallas is representing only Silicon and not Borrower in connection with this Agreement. If either Silicon or the Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys' fees, including (but not limited to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. All attorneys' fees and costs to which Silicon may be entitled pursuant to this Paragraph shall immediately become part of the Borrower's Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

 7.9 BENEFIT OF AGREEMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of the parties hereto; provided, however, that the Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Silicon, and any prohibited assignment shall be void. No consent by Silicon to any assignment shall release the Borrower from its liability for the Obligations.

 7.10 JOINT AND SEVERAL LIABILITY. If the Borrower consists of more than one person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.

 7.11 PARAGRAPH HEADINGS; CONSTRUCTION. Paragraph headings are only used in this Agreement for convenience. The Borrower acknowledges that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Silicon or the Borrower under any rule of construction or otherwise.

 7.12 MUTUAL WAIVER OF JURY TRIAL. THE BORROWER AND SILICON EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN SILICON AND THE BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF SILICON OR THE BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH SILICON OR THE BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

SILICON VALLEY BANK                                 LOAN AND SECURITY AGREEMENT


 7.13 GOVERNING LAW; JURISDICTION; VENUE. This Agreement and all acts and transactions hereunder and all rights and obligations of Silicon and the Borrower shall be governed by, and in accordance with, the laws of the State of California. Any undefined term used in this Agreement that is defined in the California Uniform Commercial Code shall have the meaning assigned to that term in the California Uniform Commercial Code. As a material part of the consideration to Silicon to enter into this Agreement, the Borrower (i) agrees that all actions and proceedings relating directly or indirectly hereto shall, at Silicon's option, be litigated in courts located within California, and that the exclusive venue therefor shall be Orange County; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights the Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

 BORROWER:

         ALPHA MICROSYSTEMS





         BY  DOUGLAS J. TULLIO
             --------------------------------
             PRESIDENT OR VICE PRESIDENT



         BY  JOHN F. GLADE
             --------------------------------
             SECRETARY OR ASS'T SECRETARY



 SILICON:

         SILICON VALLEY BANK





         BY  TERRY BESS
             --------------------------------
         TITLE  VICE PRESIDENT
                -----------------------------

[LOGO]                       SILICON VALLEY BANK

                                  SCHEDULE TO

                          LOAN AND SECURITY AGREEMENT


BORROWER:                 ALPHA MICROSYSTEMS
ADDRESS:                  2722 SOUTH FAIRVIEW STREET
                          SANTA ANA, CALIFORNIA  92704

DATE:                     JULY 10, 1995

         THIS SCHEDULE is an integral part of the Loan and Security Agreement between Silicon Valley Bank ("Silicon") and the above-named borrower ("Borrower") of even date.

CREDIT LIMIT
(Section 1.1):                        An amount not to exceed the lesser of:
                                      (i) $2,000,000 at any one time
                                      outstanding; or (ii) 70% of the Net
                                      Amount of Borrower's accounts, which
                                      Silicon in its discretion deems eligible for borrowing*. "Net Amount" of an account means the gross amount of the account, minus all applicable sales, use, excise and other similar taxes and minus all discounts, credits and allowances of any nature granted or claimed.

                                      * , SUBJECT TO THE RESERVE AS SET FORTH
                                      IN PARAGRAPH 6 OF THE SECTION OF THIS
                                      SCHEDULE ENTITLED "OTHER COVENANTS
                                      (SECTION 4.1)".

                                      Without limiting the fact that the
                                      determination of which accounts are
                                      eligible for borrowing is a matter of
                                      Silicon's discretion, the following will not be deemed eligible for borrowing*: accounts outstanding for more than 90 days from the invoice date, accounts subject to any contingencies, accounts owing from the United States or any department, agency or instrumentality of the United States or any state, city or municipality**, accounts owing from an account debtor outside the United States *** (unless pre-approved by Silicon in its discretion, or backed by a letter of credit satisfactory to Silicon, or FCIA insured satisfactory to Silicon), accounts owing from one account debtor to the extent they exceed 25% of the total eligible accounts outstanding, accounts owing from an affiliate of Borrower, and accounts owing from an account debtor to whom Borrower is or may be liable for goods purchased from such account debtor or otherwise. In addition, if more than 50% of the accounts owing from an account debtor are outstanding more than 90 days from the invoice date or are otherwise not eligible accounts, then all accounts owing from that account debtor will be deemed ineligible for borrowing.

                                      * (WITHOUT LIMITING THE DISCRETION OF
                                      SILICON TO DETERMINE WHICH ACCOUNTS ARE
                                      ELIGIBLE FOR BORROWING, SILICON MAY DEEM
                                      OTHER ACCOUNTS INELIGIBLE FOR BORROWING
                                      AFTER REVIEW OF THE ACCOUNTS

SILICON VALLEY BANK                     SCHEDULE TO LOAN AND SECURITY AGREEMENT



                                      RECEIVABLE AUDIT BEING CONDUCTED PRIOR TO
                                      THE MAKING OF LOANS HEREUNDER)

                                      ** (PROVIDED THAT SUCH RESTRICTIONS DO
                                      NOT APPLY TO SCHOOL DISTRICT ACCOUNT
                                      DEBTORS RELATING TO ACCOUNTS ARISING FROM
                                      THE PANDA SOFTWARE PRODUCT)

                                      *** OR CANADA

    LETTER OF CREDIT SUBLIMIT:        Silicon, in its reasonable discretion,
                                      will from time to time during the term of this Agreement issue letters of credit for the account of the Borrower ("Letters of Credit"), in an aggregate amount at any one time outstanding not to exceed
                                      $500,000, upon the request of the
                                      Borrower, provided that, on the date the Letters of Credit are to be issued, Borrower has available to it Accounts
                                      Loans in an amount equal to or greater
                                      than the face amount of the Letters of
                                      Credit to be issued.  Prior to the
                                      issuance of any Letters of Credit,
                                      Borrower shall execute and deliver to
                                      Silicon Applications for Letters of
                                      Credit and such other documentation as
                                      Silicon shall specify (the "Letter of
                                      Credit Documentation").  Fees for the
                                      Letters of Credit shall be as provided in the Letter of Credit Documentation.
                                      Letters of Credit may have a maturity
                                      date up to twelve months beyond the
                                      Maturity Date in effect from time to
                                      time, provided that if on the Maturity
                                      Date, or on any earlier effective date of termination, there are any outstanding letters of credit issued by Silicon or issued by another institution based upon an application, guarantee, indemnity or similar agreement on the part of Silicon, then on such date Borrower shall provide to Silicon cash collateral in an amount equal to the face amount of all such letters of credit plus all interest, fees and cost due or to become due in connection therewith, to secure all of the Obligations relating to said letters of credit, pursuant to Silicon's then standard form cash pledge agreement.

                                      The Credit Limit set forth aboveand the
                                      Accounts Loans available under this
                                      Agreement at any time shall be reduced by the face amount of Letters of Credit from time to time outstanding.

    FOREIGN EXCHANGE
    CONTRACT SUBLIMIT                 Up to $1,000,000 (the "Contract Limit")
                                      of the Credit Limit may be utilized for
                                      spot and future foreign exchange
                                      contracts (the "Exchange Contracts").
                                      The Credit Limit available at any time
                                      shall be reduced by the following amounts
                                      (the "Foreign Exchange Reserve") on each day (the "Determination Date"): (i) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed more than two business days from the Determination Date, 20% of the gross amount of the Exchange
                                      Contracts; plus (ii) on all outstanding
                                      Exchange Contracts on which delivery is
                                      to be effected or settlement allowed
                                      within two business days after the
                                      Determination Date, 100% of the gross
                                      amount of the Exchange Contracts.  In
                                      lieu of the Foreign Exchange Reserve for 100% of the gross amount of any Exchange
                                      Contract, the Borrower may request that
                                      Silicon debit the Borrower's bank account with Silicon for such amount, provided
                                      Borrower has immediately available funds in such amount in its bank account.

SILICON VALLEY BANK                      SCHEDULE TO LOAN AND SECURITY AGREEMENT



                                      Silicon may, in its discretion, terminate the Exchange Contracts at any time (a) that an Event of Default occurs or (b) that there is not sufficient availability under the Credit Limit and Borrower does not have available funds in its bank account to satisfy the Foreign Exchange Reserve. If either Silicon or Borrower terminates the Exchange Contracts, and without limitation of the FX Indemnity Provisions (as referred to below), Borrower agrees to reimburse Silicon for any and all fees, costs and expenses relating thereto or arising in connection therewith.

                                      Borrower shall not permit the total gross amount of all Exchange Contracts on which delivery is to be effected and settlement allowed in any two business day period to be more than $500,000 (the "Settlement Limit"), nor shall Borrower permit the total gross amount of all Exchange Contracts to which Borrower is a party, outstanding at any one time, to exceed the Contract Limit.

                                      Notwithstanding the above, however, the
                                      amount which may be settled in any two
                                      (2) business day period may, in Silicon's sole discretion, be increased above the Settlement Limit up to, but in no event to exceed, the amount of the Contract Limit (the "Discretionary Settlement Amount") under either of the following circumstances (the "Discretionary
                                      Settlement Circumstances"):

                                        (i) if there is sufficient availability
                                        under the Credit Limit in the amount
                                        of the Foreign Exchange Reserve as
                                        of each Determination Date, provided
                                        that Silicon in advance shall reserve
                                        the full amount of the Foreign Exchange
                                        Reserve against the Credit Limit; or

                                        (ii) if there is insufficient
                                        availability under the Credit Limit as
                                        to settlements within any two (2)
                                        business day period if Silicon is able
                                        to: (A) verify good funds overseas
                                        prior to crediting Borrower's deposit
                                        account with Silicon (in the case of
                                        Borrower's sale of foreign currency);
                                        or (B) debit Borrower's deposit account
                                        with Silicon prior to delivering
                                        foreign currency overseas (in the case
                                        of Borrower's purchase of foreign
                                        currency);

                                      Provided that it is expressly understood that Silicon's willingness adopt the Discretionary Settlement Amount is a matter of Silicon's sole discretion and the existence of the Discretionary Settlement Circumstances in no way means or implies that Silicon shall be obligated to permit the Borrower to exceed the Settlement Limit in any two business day period.

                                      In the case of Borrower's purchase of
                                      foreign currency, Borrower in advance
                                      shall instruct Silicon upon settlement
                                      either to treat the settlement amount as an advance under the Credit Limit, or to debit Borrower's account for the amount settled.

                                      The Borrower shall execute all standard
                                      form applications and agreements of
                                      Silicon in connection with the Exchange
                                      Contracts, and without limiting any of
                                      the terms of such applications and
                                      agreements,

SILICON VALLEY BANK                      SCHEDULE TO LOAN AND SECURITY AGREEMENT



                                      the Borrower will pay all standard fees
                                      and charges of Silicon in connection
                                      with the Exchange Contracts.

                                      Without limiting any of the other terms
                                      of this Loan Agreement or any such
                                      standard form applications and agreements of Silicon, Borrower agrees to indemnify Silicon and hold it harmless, from and against any and all claims, debts, liabilities, demands, obligations, actions, costs and expenses (including, without limitation, attorneys' fees of counsel of Silicon's choice), of every nature and description, which it may sustain or incur, based upon, arising out of, or in any way relating to any of the Exchange Contracts or any transactions relating thereto or contemplated thereby (collectively referred to as the "FX Indemnity Provisions").

                                      The Exchange Contracts shall have
                                      maturity dates no later than the
                                      Maturity Date.

INTEREST RATE (Section 1.2):          A rate equal to the "Prime Rate" in
                                      effect from time to time, plus 1.50% per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. "Prime
                                      Rate" means the rate announced from time to time by Silicon as its "prime rate;"
                                      it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

LOAN ORIGINATION FEE
(Section 1.3):                        $15,000.  (Any Commitment Fee previously
                                      paid by the Borrower in connection with
                                      this loan shall be credited against this Fee.)

MATURITY DATE
(Section 5.1):                        JULY __, 1996

PRIOR NAMES OF BORROWER
(Section 3.2):                        NONE

TRADE NAMES OF BORROWER
(Section 3.2):                        NONE

OTHER LOCATIONS AND ADDRESSES
(Section 3.3):                        SEE ATTACHEMENT A

MATERIAL ADVERSE LITIGATION
(Section 3.10):                       NONE

NEGATIVE COVENANTS-EXCEPTIONS
(Section 4.6):                        Without Silicon's prior written consent,
                                      Borrower may do the following, provided
                                      that, after giving effect thereto, no
                                      Event of Default has occurred and no
                                      event has occurred which, with notice or passage of time or both, would constitute an Event of Default, and provided that the following are done in compliance with all applicable laws, rules and regulations: (i) repurchase shares of
                                      Borrower's stock pursuant to any employee stock purchase or benefit plan, provided that the total amount paid by Borrower for such stock does not exceed $500,000 in any fiscal year or (ii) make loans or effect other transfers

SILICON VALLEY BANK                      SCHEDULE TO LOAN AND SECURITY AGREEMENT



                                      of funds to its subsidiary,
                                      AlphaHealthCare, Inc. provided that
                                      Borrower is and remains a 100% owner of
                                      AlphaHealthCare, Inc.

FINANCIAL COVENANTS
(Section 4.1):                        Borrower shall comply with all of the
                                      following covenants. Compliance shall be determined as of the end of each month, except as otherwise specifically provided below:

    QUICK ASSET RATIO:                Borrower shall maintain a ratio of "Quick
                                      Assets" to current liabilities of not
                                      less than 1.30 to 1.

    TANGIBLE NET WORTH:               Borrower shall maintain a tangible net
                                      worth of not less than $6,500,000.

    DEBT TO TANGIBLE
    NET WORTH RATIO:                  Borrower shall maintain a ratio of total
                                      liabilities to tangible net worth of not more than 1.00 to 1.

    PROFITABILITY                     Borrower shall not incur a loss (after
                                      taxes) for any fiscal year, provided that Borrower may incur losses (after taxes) in two consecutive fiscal quarters during any fiscal years if the aggregate amount of such losses for such two fiscal quarters does not exceed $300,000.

    DEFINITIONS:                      "Current assets," and "current
                                      liabilities" shall have the meanings
                                      ascribed to them in accordance with
                                      generally accepted accounting principles.

                                      "Tangible net worth" means the excess of total assets over total liabilities, determined in accordance with generally accepted accounting principles, excluding however all assets which would be classified as intangible assets under generally accepted accounting principles, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, capitalized software and organizational costs, licences and franchises.

                                      "Quick Assets" means cash on hand or on
                                      deposit in banks, readily marketable
                                      securities issued by the United States,
                                      readily marketable commercial paper rated
                                      "A-1" by Standard & Poor's Corporation
                                      (or a similar rating by a similar rating organization), certificates of deposit and banker's acceptances, and accounts receivable (net of allowance for doubtful accounts).

    DEFERRED REVENUES:                For purposes of the above quick asset
                                      ratio, deferred revenues shall not be
                                      counted as current liabilities.  For
                                      purposes of the above debt to tangible
                                      net worth ratio, deferred revenues shall not be counted in determining total liabilities but shall be counted in determining tangible net worth for purposes of such ratio. For all other purposes deferred revenues shall be counted as liabilities in accordance with generally accepted accounting principles.

    SUBORDINATED DEBT:                "Liabilities" for purposes of the
                                      foregoing covenants do not include
                                      indebtedness which is subordinated to the indebtedness to Silicon under a subordination agreement in form specified by Silicon or by

SILICON VALLEY BANK                     SCHEDULE TO LOAN AND SECURITY AGREEMENT


                                      language in the instrument evidencing the indebtedness which is acceptable to Silicon.

OTHER COVENANTS
(Section 4.1):                        Borrower shall at all times comply with
                                      all of the following additional
                                      covenants:

                                      1.   BANKING RELATIONSHIP.  Borrower
                                      shall at all times maintain its primary
                                      banking relationship with Silicon.

                                      2.   MONTHLY BORROWING BASE CERTIFICATE
                                      AND LISTING.  Within 20 days after the
                                      end of each month, Borrower shall provide
                                      Silicon with a Borrowing Base Certificate in such form as Silicon shall specify, and an aged listing of Borrower's accounts receivable.

                                      3.   WARRANTS.  The Borrower shall
                                      provide Silicon with five-year warrants
                                      to purchase 50,000 shares of Common stock of the Borrower, at a price per share equal to the market price per share as reflected on the date prior to the Borrower's execution of this Agreement, on the terms and conditions in the Warrant to Purchase Stock and related documents being executed concurrently with this Agreement. Upon the issuance and delivery of such new warrant to Silicon, Silicon agrees to cancel and return to the Borrower the warrant for 20,000 shares of Common Stock of the Borrower that the Borrower had previously issued to Silicon in connection with the prior Silicon loan facility with the Borrower.

                                      4.   INDEBTEDNESS.  Without limiting any
                                      of the foregoing terms or provisions of
                                      this Agreement, Borrower shall not in the future incur indebtedness for borrowed money, except for (i) indebtedness to Silicon, and (ii) indebtedness incurred in the future for the purchase price of or lease of equipment in an aggregate amount not exceeding $100,000 at any time outstanding.

                                      5.   COPYRIGHT SECURITY AGREEMENT.  In
                                      connection with the Agreement, the
                                      Borrower agrees to execute and deliver to Silicon concurrently herewith a security agreement regarding the intellectual property collateral of Borrower on Silicon's standard form.

                                      6.   RESERVE AGAINST AVAILABILITY.
                                      Borrower understands and agrees that
                                      Silicon has established a reserve of
                                      $350,000 that reduces the amount of
                                      Loans, Letters of Credit and Exchange
                                      Contracts which would otherwise be
                                      available to Borrower under the terms of the Credit Limit and that such reserve will remain in effect until such time that the Borrower has provided to Silicon a copy of a filed and duly executed UCC termination statement for the UCC-1 financing statement filed with the California Secretary of State on February 14, 1991 as File No. 91026128, with
                                      Borrower, as debtor, and Metropolitan
                                      Life Insurance Company, as secured party.

                                      7.   ALPHAHEALTHCARE, INC.  Borrower
                                      shall cause its subsidiary corporation,
                                      ALPHAHEALTHCARE, INC., to execute and
                                      deliver to Silicon a guaranty of the
                                      Obligations, a security agreement to
                                      collateralize such guaranty obligation,
                                      and such other agreements and instruments relating thereto as Silicon determines are reasonably necessary, with each of such agreements to be on Silicon's standard form.

SILICON VALLEY BANK                     SCHEDULE TO LOAN AND SECURITY AGREEMENT



                                      8.   INITIAL AUDIT.  The first,
                                           semi-annual audit referred to in
                                           Section 4.5 of this Agreement shall
                                           be completed by prior to the making
                                           of any Loans hereunder.

                                        BORROWER:

                                             ALPHA MICROSYSTEMS





                                             BY  DOUGLAS J. TULLIO
                                                 -------------------------------
                                                 PRESIDENT OR VICE PRESIDENT



                                             BY  JOHN F. GLADE
                                                 -------------------------------
                                                 SECRETARY OR ASS'T SECRETARY



                                        SILICON:

                                             SILICON VALLEY BANK





                                             BY  TERRY BESS
                                                 -------------------------------
                                             TITLE  VICE PRESIDENT
                                                    ----------------------------

                                  ATTACHMENT A

                        ALPHA MICROSYSTEMS SALES REGIONS

INTERNATIONAL
PETER WHITE, MANAGING DIRECTOR
European Operations
Enterprise House
1B Roxborough Way
Foundation Park, Cannon Lane
Maidenhead, Berkshire, UK
SL63UK
Phone 011-44-1628-822120
Fax 011-44-1628-824478



CUSTOMER RELATIONS
PEGGY DENSON - DIRECTOR
2722 S. Fairview St.
Santa Ana, CA 92704
Phone 714-641-6260
Fax 714-641-7676

NATIONAL SALES
PHIL SMITH - VICE PRESIDENT
Sales and Marketing
5808 Leslie Lane
Mt. Airy, MD 21771
Phone 301-829-9598
Inhouse phone 714-641-6431
Fax 301-829-9599

DALE HICKS - REGION MANAGER
1061 E. Indiantown Road
Suite 410
Jupiter, FL 33477
Phone 407-745-7748
Fax 407-745-0577

DON WHITE - SALES ENGINEER
2652 Oakbrook Drive
Largo, FL 34640
Phone 813-584-7748
Fax 813-584-7868

ORDER ADMINISTRATION

SANDY SLIFKA
2722 S. Fairview St.
Santa Ana, CA 92704
Phone 800-289-2574
Fax 714-641-7676

DENISE FUNK
2722 S. Fairview St.
Santa Ana, CA 92704
Phone 800-289-2574
Fax 714-641-7676

HELEN JOHNSON
2722 S. Fairview St.
Santa Ana, CA 92704
Phone 800-289-2574
Fax 714-641-7676

PACIFIC RIM, ASIA, LATIN
AMERICA
ABEL BACA - MANAGER
2722 S. Fairview St.
Santa Ana, CA 92704
Phone 714-641-6492
Fax 714-641-7676

LINDA SIMPSON - MANAGER ORDER
ADMINISTRATION AND EXPORT
ADMINISTRATOR
2722 S. Fairview St.
Santa Ana, CA 92704
Phone 714-641-6255
Fax 714-641-7676

NEW OFFICE ADDRESS IN SAN DIEGO, CA, & HOME OFFICES IN CHARLOTTE, NC, MAINE, & SALT LAKE CITY, UT, AND PERSONNEL CHANGES.

CONFIDENTIAL                                                            7/6/95
                               ALPHA MICROSYSTEMS
                               SERVICES OPERATION
                            2722 S. FAIRVIEW STREET
                                 P.O. BOX 25059
                              SANTA ANA, CA  92799

Customer Service:  (800) 548-4848                                     Corporate Main Line:  (800) 777-7406

                             FIELD OFFICE LOCATIONS

ALEXANDRIA                    #656 (leased)
5220 Rue Verdun, Suite B
Alexandria, LA  71303
(318) 442-6682
  Kent Arrington

ATLANTA                       #672 (leased)
Franklin Office Park, Suite 402
7001 Peachtree Industrial Blvd.
Norcross, GA  30092
(404) 447-0303
FAX (404) 447-0527
  Ron Thomas

AUSTIN                        #651 (HOME)
10 Matador Trail
Wimberley, TX  78676
(512) 842-1103
  Steve Head

BOSTON (North)                #687 (HOME)
10 Ferry Avenue
Hudson, NH  03051
(603) 881-7238
   Mark Turner

BOSTON (South)                #687 (leased)
200 Revere St., Suite 1
Canton, MA  02021
(617) 828-0086  (FAX, also)
  Dave Keenan - E.I.C.

BUFFALO                       #689 (HOME)
435 Schiller Street
Buffalo, NY  14212
(716) 895-9189
  Doc Doiron

CANADA (Toronto)              #691 (leased)
475 Cochrane Dr., Unit 8
Markham, Ontario  L3R 9R5
(905) 470-9855
FAX (905) 470-2175
  Bruno Macchiusi - Branch Mgr. (#602)
   Malcolm Skinner, Bill Yong

CANADA (Montreal)             #691 (HOME)
266 Carufel Charlemagne
Montreal, Quebec  J5Z 1A3
(514) 585-1161
  Guy Cote'

CANADA (Ottawa)               #691 (HOME)
369 Ryan Street
Gatineau, Quebec  J8P 3B5
(819) 643-3153
  Wolfgang Strauss

CHARLOTTE                     #676 (HOME)
9101 Windknob Court
Huntersville, NC  28078
(704) 948-3986  (FAX, also)
  Jim Jay

CHICAGO                       #661 (leased)
1438 Elmhurst Road
Elk Grove Village, IL  60007
(708) 593-6661, 62, 63, 68
FAX (708) 593-7853
  Tim Bryce - E.I.C.
   John Annarella, Darrell Ghere,
   Bob Miller, Scott Walker

CLEVELAND                     #667 (leased)
1917 N. Ridge Rd., Suite B
Lorain, OH  44055
(216) 277-6780
FAX (216) 277-6980
  Rich Guziewicz - E.I.C
   Jim DeSantis

CONCORD                       #631 (leased)
2490 Arnold Industrial Way, Suite N
Concord, CA  94520
(510) 356-2401, 02
FAX (510) 356-2420
  Arthur Tong, Reg. Specialist (#601)
  Craig Chang, E.I.C.
   Mark Ayres, Jay Bass, Joe Boylan,
   Ben Fernandes, Dave Henderson,
   Mike McIntyre, Bill Munn, Bob Snyder

DALLAS                        #652 (leased)
1600 North I-35, Suite 108
Carrollton, TX  75006
(214) 323-1762, 1662, 1862
FAX (214) 466-3888
  Michael Zappavigna - E.I.C.
  Gene Childress - Reg. Specialist (#602)
   Charley Farley

DENVER                        #611 (leased)
4760 Oakland, Suite 120
Denver, CO  80239
(303) 371-2455, 2516; FAX (303) 371-2455
  Kenny Odom - E.I.C.

DETROIT                       #664 (leased)
Parkside Pavilion
18292 Middlebelt Rd.
Livonia, MI  48152
(810) 442-7050, 51
  Bill Edwards

  AMSO SALES:                 #440 (leased)
   7938 Cooley Lake Rd., Suite 400W
   Waterford, MI  48327
   (810) 360-7394
   FAX (810) 360-7399
     Christine Stiltner, National Sales Mgr.
      Bonnie Peterson

   48588 Lakeview Circle, #238  (HOME)
   Utica, MI  48317
   (800) 365-1267, (810) 254-6223
   FAX ( 810) 254-4857
     Mary Jacobs, John Reeves

EUGENE                        #641 (HOME)
3412 Parish Street           Send boxes or pkgs to:
Eugene, OR  97401            c/o Alpha HealthCare
(503) 484-6664 (FAX,also)    10 Coburg Road
  Bill Tamulinas             Eugene, OR  97401

FT. LAUDERDALE                #673 (leased)
1287 E. Newport Ctr Dr., Suite 201
Deerfield Beach, FL  33442
(305) 427-6703
FAX (305) 427-9803
  Steve Siegel, Branch Mgr. (#602)
   Pete Perico, Bill Wright

FRESNO                        #634 (leased)
4539 N. Brawley, #103
Fresno, CA  93722
(209) 275-5999
  Hoss Riahizadeh

HOUSTON                       #653 (leased)
13003 Southwest Fwy., Suite 190
Stafford, TX  77477
(713) 240-5005, 6, 7
FAX (713) 240-5005
  Ray Parker Jr. - District Mgr. (#602)
   Jimmy Britton, Eric Mortimer

JACKSONVILLE                  #674 (HOME)
127 Wimbledon Court
Port Orange, FL  32127
(904) 756-6489
FAX (904) 756-6489
  Joe Teira - E.I.C.

KANSAS CITY                   #613 (leased)
15000 W. 106th St.
Lenexa, KS  66215
(913) 492-8720, 8711
FAX (913) 492-8711
  Jim Moore - District Mgr. (#602)
   Gary Anderson

LONG ISLAND                   #685 (leased)
415 Central Ave., Suite C
Bohemia, NY  11716
(516) 567-5640
  John Arends, Jerry Erb

LOS ANGELES                   #628 (leased)
6910 E. Hayvenhurst Ave., Suite 106
Van Nuys, CA  91406
(818) 994-2772, 994-2873
FAX (818) 994-2898
  Tom Dager - E.I.C.
   Mark Dunlap, Manny Gil, Greg Kollasch,
   Chris Quinn, Enrique Serrano

MAINE                         #687 (HOME)
11 Mountain View Drive
Minot, ME  04258
(207) 966-3418
  John Ayres

MIAMI                         #673 (leased)
5209 N.W. 74th Ave., Suite 205
Miami, FL  33166
(305) 592-4089
  Hal Pacheco

MINNEAPOLIS                   #614 (leased)
7362 University Ave. NE, Suite 202
Fridley, MN  55432-3102
(612) 574-2126  (FAX, also)
  Jim Jackson

NASHVILLE                     #657 (HOME)
  open
(800) 548-4848

NEW JERSEY                    #686 (leased)
(aka EDISON)
1090 King George's Post Rd., Suite 603
Edison, NJ  08837
(908) 225-5353, FAX (908) 225-5359
  Mark Fletcher - District Mgr. (#602)
   Mike Reta - Reg. Specialist (#602)
   Ben Varricchio - E.I.C.
     Sandy Leonhardt, Chris Pisano, Rick Rice

NEW ORLEANS                   #655 (leased)
3001 Ridgelake Dr.
Metairie, LA  70002
(504) 831-8211
  Mike Frey

NEW YORK                      #686 (HOME)
61 Clearview Circle
Hopewell Junction, NY  12533
(914) 896-7379
  Jasbeer Rai

PHILADELPHIA                  #688 (leased)
137-F Gaither Drive
Mt. Laurel, NJ  08054
(609) 722-1010
FAX (609) 722-1171
  Jay White - E.I.C.
   John Geary

PHOENIX                       #626 (leased)
8146 N. 23rd Ave., Suite F
Phoenix, AZ  85021
(602) 864-1138
FAX (602) 864-8607
  Julie Atkinson, Murray Rehder

PORTLAND                      #642 (leased)
8536 S.W. St. Helens Dr., Suite A
Wilsonville, OR  97070
(503) 682-0434
FAX (503) 682-4496
  Jon Jagow

SACRAMENTO                    #633 (leased)
11275 Sunrise Gold Circle, Suite U
Rancho Cordova, CA  95742
(916) 852-1119
FAX (916) 852-1502
  Gary Duncan, Jim Haddock
  Steve Brown (AMSO SALES #635)

ST. L0UIS                     #665 (HOME)
3628 Brookville Drive
St. Louis, MO  63125
(314) 845-7655
  Barry King

SALT LAKE CITY                #646 (HOME)
1282 Bluebird, #20
West Valley, UT  84119
(801) 262-2931
  Brian Latturner

SAN DIEGO                     #624 (leased)
9169 Chesapeake Drive
San Diego, CA  92123
(619) 277-6303
FAX (619) 277-2482
   Jeff Dotson, Richard Schulenberg

SAN DIMAS                     #627 (leased)
555 W. Allen Ave., Suite 4
San Dimas, CA  91773
(909) 394-1691, 2
FAX (909) 394-1694
  Steve Dolphin, Robert Garcia, Tony Gawel,
  Bruce Hopkins, Jay Rentmeester

SANTA ANA                     #621 (leased)
Regional Office
3511 W. Sunflower Ave.
Santa Ana, CA 92704
(714) 957-8500   (800) 548-4848 - Dispatch
FAX (714) 641-7677
  Franci Shrake - Field Service Admin. (#601)
  Matt Sanna - District Mgr. (#601)
   Alex Gonzalez - Reg. Specialist (#601)
   Ron Narike - E.I.C.
     Ken Brandt, Greg Gordon,
     Monte Hale, Michael Novellino

SEATTLE                       #643 (leased)
#12 37th St., N.W.
Auburn, WA  98001
(206) 735-9569, 67; 735-1831, 41
FAX (206) 735-3896
  Randy Dotson - District Manager (#601)
  Shirley Weller, Admin. Asst. (#601)
   Sothy Kem, Kirk Norman,
   Jeff Rugon, Bruce Wartella

SPOKANE                       #644 (leased)
E. 9922 Montgomery Ave., Suite 2
Spokane, WA  99206
(509) 926-6705, 1396 OR 922-4061
FAX (509) 924-7120
  Bob Donovan, Sean Frank,
  Renee Hill, Dave Murphy

TAMPA                         #674 (HOME)
9507 Norchester Circle
Tampa, FL  33647
(813) 991-0187
FAX (813) 973-7082
  Bob Cunningham

WILMINGTON, DE                #684 (HOME)
9705 Matzon Road
Baltimore, MD  21220
(410) 687-4605
  Bill Linton